EMPLOYMENT AGREEMENT

                                     BETWEEN

                            HEALTHRITE, INCORPORATED

                                       AND

                             CHARLES R. WALGREEN SR.

                                    REVISION

     REVISED AGREEMENT (transitioning as of July 7, 1998), dated as of August 28, 1998 (as approved by the Board of Directors) between HealthRite, Incorporated, a Delaware Corporation, hereinafter called the "Employer," and Charles R. Walgreen Sr., hereinafter called the "Employee," an employee of HealthRite, Inc.

     WHEREAS, Employee and employer now desire to mutually enter into an Employment relationship as Employee and Employer, and all employment thereunder;

     NOW THEREFORE, in consideration of their mutual promises set forth herein, the TERMS OF EMPLOYMENT as parties hereby agree as follows:

     1. EMPLOYMENT. Employer and Employee hereby mutually agree that the employment of Employee by Employer, is hereby effective immediately.

     2. DURATION OF EMPLOYMENT. Employer and Employee enter into an Employment Agreement until March 1, 1999. This Employment Agreement expires on March 1, 1999, unless terminated earlier pursuant to the provisions of paragraph 12.

     3. TERMINATION AGREEMENT. Employer and Employee mutually agreed that the employment of Employee by Employer shall expire on March 1, 1999, unless a new Employment Agreement is negotiated.

     4.   PERFORMANCE CRITERIA.

          a. Performing the duties designated by the board to him as Consultant (Chairman of the Compensation Committee, Mr. David Green authorized the new title of Vice President Buisness Development in lieu of Consultant) of HealthRite.

               1) Duties: Sales and Marketing Consultant (Chairman of the Compensation Committee, Mr. David Green authorized the new title of Vice President Buisness Development in lieu of Consultant) in the development of all HealthRite products in the chain drug and mass merchandiser category, specifically Walgreen, Pharmavite, PFI, Inc. and Celestial Seasonings. The goal of this effort is to insure profitable sales development.

          b. Using Employee's best efforts to promote the interests and welfare of the Company and its subsidiaries. Developing sales and marketing for all HealthRite products.

          c. All functions normally associated with the Chief Financial Officer (CFO) and Corporate Controller (CC) will not report to the Employee as Consultant (Chairman of the Compensation Committee, Mr. David Green authorized the new title of Vice President Buisness Development in lieu of Consultant) to HealthRite. However, both CFO and CC will keep the Employee informed of pertinent information necessary for the Employee to make appropriate decisions. The Employee will not be responsible as the President or as a


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               Director for the omissions or errors by the CFO and/or CC, if determined by an independent committee of the Board that the Employee did not have the necessary knowledge to prevent such an error or omission.

          d. Authority to enter into discussions of purchase, merger, acquisition or joint ventures requires prior express authorization of the Board.

          e. Employee shall report directly to the Chairman and the Chief Executive Officer of the Employer, Mr. Bradley T. Mac Donald, and in the absence of the Chairman and CEO, the Employee shall report to the President of the Employer, Mr. Reed Vordenberg.

     5. COMPENSATION. Employee will be paid SEVENTY-FIVE THOUSAND DOLLARS ($75,000.00) annually, which shall be paid in bi-weekly installments.

     6. DEFERRED COMPENSATION. Employee will be paid a deferred compensation of FIFTY THOUSAND DOLLARS ($50,000) on or about December 31, 1998.

          a. This deferred compensation will be paid in cash or stock, at the Employee's option, if the Company meets its sales goals.

          b. This deferred compensation will be paid in cash or stock, at the Company's option, if the Company does not meet its sales goals.

          c. This Agreement will terminate immediately if deferred compensation is not paid by January 31, 1999.

     7. STOCK OPTIONS. Employee will receive Seventy Thousand (70,000) shares of the common stock of HealthRite, Inc., under the attached HealthRite, Inc. 1993 Stock Option Plan. Future compensation and bonus will depend on development of all HealthRite products.

     8. BENEFITS. Employee shall be entitled to all medical, hospital and disability benefits made available to the other employees of the Employer.

     9. VACATION. Employee shall be entitled to two (2) weeks paid vacation per year.

     10.  PLACE OF EMPLOYMENT

          a. The Employer agrees that Employee may perform duties, with an office located at 736 Northwestern Avenue, Suite 245, Lake Forest, Illinois, 60048.

          b. The Employee shall spend at least 100% of his time performing his duties at the Employer's principal place of business.

          c. The office shall have a dedicated telephone that is to be identified to all callers as Consultant (Chairman of the Compensation Committee, Mr. David Green authorized the new title of Vice President Buisness Development in lieu of Consultant) to HealthRite, Inc. to prevent confusion to callers.

     11. DISCLOSURE. Full and complete disclosure made to the Board, of all employment, association, services performed or otherwise act in any capacity (including without limitation as an employee, independent contractor, or consultant) for, or otherwise be engaged by or any other entity involved in or connected with the business in which the Employer or any of its subsidiaries has or had been engaged which currently principally consists of the production or distribution of nutritional products, dietary supplements, weight management and related health care products.

     12. NON-COMPETITION. During the term of this Agreement and, for an additional period of one year following the duration of this Agreement, Employee


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          shall not perform services or otherwise act in any capacity (including without limitation as an employee, independent contractor, or consultant) for, or otherwise be engaged by or any other entity involved in or connected with the business in which the Employer or any of its subsidiaries has or had been engaged during the course of the employment of Employee by the Employer, which currently principally consists of the production or distribution of energy, herbal extract, pharmaceutical powders and products manufactured by the Company. Employee shall not associate the Employer, the Company or its subsidiaries with the Walgreen asset group.

     13. NON-DISCLOSURE. Employee agrees that during and after the Term of this Employment Agreement that any confidential information concerning the Company or their respective businesses which comes to Employee in the course of Employee's employment and which is not (independent of disclosure by Employee) public knowledge or general knowledge in the trade, shall remain confidential and, except as required by legal process, may not be used or made available for any purpose.

     14. TERMINATION. The Employer shall have the right to discharge Employee and terminate this Agreement for Cause (as hereinafter defined) by written notice to Employee and this Agreement shall be deemed terminated as of the date of such notice.

          a.   For the purpose of this Agreement, "Cause" shall mean:

               1)   conviction of a felony,

               2) gross neglect or gross misconduct (including conflict of interest) in the carrying out of Employee's duties,

               3) repeated or substantial failure, refusal or neglect to perform Employee's duties in accordance with paragraphs 4 and 10 hereof,

               4) the engaging by Employee in a material act or acts of dishonesty affecting the Company, any affiliate or any client of the company, or

               5) Drunkenness or the illegal use of drugs by Employee materially and repeatedly interfering with performance of Employee's obligations under this Agreement.

          c. In the event of a termination by the Company pursuant to this paragraph 14, the Employer shall not be under any further obligation Employee hereunder except to pay Employee, subject to the Company's rights and remedies in the circumstances:

               1) Salary, prorated deferred compensation and benefits accrued and payable up to the date of such termination, and

               2) Reimbursement for expenses accrued and payable that Employee was authorized to incur for reasonable and necessary expenses in connection with the discharge of Employee's duties and in promoting the business of the Company.

     15. JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entirely made and performed therein.


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     16.  ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this agreement shall not be binding upon either party except ANY PREVIOUS LEGAL REPRESENTATION BINDING ON THE CORPORATON.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                         EMPLOYER:


                                         HEALTHRITE, a Delaware corporation

Date: July 15, 1998

                                         /s/ BRADLEY T. MAC DONALD
                                         ---------------------------------------
                                             Bradley T. Mac Donald
                                             Chairman & CEO



                                          EMPLOYEE:


                                          /s/ CHARLES R. WALGREEN SR.
                                          --------------------------------------
                                              Charles R. Walgreen Sr.


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